                                                                    Exhibit 11.b



                          THE WILLIAMS COMPANIES, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                 Nine months ended September 30, 1995 and 1994

                                                                                        (Thousands, except
                                                                                         per-share amounts)
                                                                                     --------------------------
                                                                                         1995           1994
                                                                                     ------------    ----------
Primary earnings:
  Income from continuing operations                                                     $  235,000      $130,700
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         5,500         6,600
    $3.50 cumulative convertible preferred stock                                             3,600             -
    Effect of preferred stock exchange                                                       3,500             -
                                                                                        ----------      --------
  Income from continuing operations, net of preferred stock dividends                      222,400       124,100
  Income from discontinued operations                                                    1,005,700        51,700
                                                                                        ----------      --------
  Income before extraordinary loss, net of preferred stock dividends                     1,228,100       175,800
  Extraordinary loss                                                                             -       (11,100)
                                                                                        ----------      --------
  Income applicable to common stock                                                     $1,228,100      $164,700
                                                                                        ==========      ========

Primary shares:
  Average number of common shares outstanding during the period                             97,144       103,639
  Common-equivalent shares attributable to options and deferred stock                        3,229           956
                                                                                        ----------      --------
  Total common and common-equivalent shares                                                100,373       104,595
                                                                                        ==========      ========

Primary earnings per common and common-equivalent share:
  Income from continuing operations                                                         $ 2.22         $1.19
  Income from discontinued operations                                                        10.02           .49
                                                                                            ------         -----
  Income before extraordinary loss                                                           12.24          1.68
  Extraordinary loss                                                                             -          (.11)
                                                                                            ------         -----
  Net income                                                                                $12.24         $1.57
                                                                                            ======         =====

Fully diluted earnings:
  Income from continuing operations                                                     $  235,000      $130,700
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         5,500         6,600
    Effect of preferred stock exchange                                                       3,500             -
                                                                                        ----------      --------
  Income from continuing operations, net of preferred stock dividends                      226,000       124,100
  Income from discontinued operations                                                    1,005,700        51,700
                                                                                        ----------      --------
  Income before extraordinary loss, net of preferred stock dividends                     1,231,700       175,800
  Extraordinary loss                                                                             -       (11,100)
                                                                                        ----------      --------
  Income applicable to common stock                                                     $1,231,700      $164,700
                                                                                        ==========      ========

Fully diluted shares:
  Average number of common shares outstanding during the period                             97,144       103,639
  Common-equivalent shares attributable to options and deferred stock                        3,397         1,000
  Dilutive preferred shares                                                                  2,189             -
                                                                                        ----------      --------
  Total common and common-equivalent shares                                                102,730       104,639
                                                                                        ==========      ========

Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations                                                         $ 2.20         $1.19
  Income from discontinued operations                                                         9.79           .49
                                                                                            ------         -----
  Income before extraordinary loss                                                           11.99          1.68
  Extraordinary loss                                                                             -          (.11)
                                                                                            ------         -----
  Net income                                                                                $11.99         $1.57
                                                                                            ======         =====